Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors of The Toro Company, a Delaware corporation (the “Company”), hereby authorize and appoint Richard M. Olson and Angela C. Drake, each of them severally, the individual’s true and lawful attorneys-in-fact and agents, with power to act with or without the other, and with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign his or her name to a Registration Statement on Form S-8 relating to The Toro Company 2026 Equity Plan (the “Registration Statement”), and any and all additional amendments thereto (including without limitation additional post-effective amendments to register or de-register shares), provided that the Registration Statement and any future amendment, in final form, be approved by said attorney-in-fact; and his or her name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

Dated: March 20, 2026

Signature	Title

/s/ Dianne C. Craig	Director
Dianne C. Craig

/s/ Gary L. Ellis	Director
Gary L. Ellis

/s/ Eric P. Hansotia	Director
Eric P. Hansotia

/s/ Jeffrey L. Harmening	Director
Jeffrey L. Harmening

/s/ D. Christian Koch	Director
D. Christian Koch

/s/ Joyce A. Mullen	Director
Joyce A. Mullen

/s/ James C. O’Rourke	Director
James C. O’Rourke

/s/ Jill M. Pemberton	Director
Jill M. Pemberton